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                                                                   EXHIBIT 10.22

                         PROFESSIONAL SERVICES AGREEMENT

          THIS PROFESSIONAL SERVICES AGREEMENT (this "AGREEMENT"), dated as of February 14, 2002, between GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR"), and TSI Merger Sub, Inc., a Delaware corporation (the "COMPANY").

          WHEREAS, the Company is an indirect subsidiary of TSI
Telecommunication Holdings, LLC, a Delaware limited liability company (the "PARENT");

          WHEREAS, GTCR Fund VII, L.P., a Delaware limited partnership ("GTCR FUND VII"), GTCR Fund VII/A, L.P., a Delaware limited partnership ("GTCR FUND VII/A") and GTCR Co-Invest, L.P., a Delaware limited partnership ("GTCR CO-INVEST", and together with GTCR Fund VII and GTCR Fund VII/A, the "INVESTORS") will purchase (the "INVESTMENT") pursuant to that certain Unit Purchase Agreement (the "UNIT PURCHASE AGREEMENT") of even date herewith by and among the Parent and Investors, the following equity securities of the Parent:
Class B Preferred Units (the "CLASS B PREFERRED") and Common Units (the "COMMON UNITS", and together with the Class B Preferred, the "UNITS");

          WHEREAS, the Company desires to receive financial and management consulting services from GTCR, and obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular; and

          WHEREAS, in connection with the Investment, GTCR is willing to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR and the Company hereby agree as follows (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Unit Purchase Agreement):

          1. ENGAGEMENT. The Company hereby engages GTCR as a financial and management consultant, and GTCR hereby agrees to provide financial and management consulting services to the Company and its subsidiaries, all on the terms and subject to the conditions set forth below.

          2. SERVICES OF GTCR. GTCR hereby agrees during the term of this engagement to consult with the board of directors of the Company (the "BOARD"), the boards of directors (or similar governing body) of the Company's affiliates and the management of the Company and its affiliates in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

          (i)   corporate strategy;

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          (ii)  budgeting of future corporate investments;

          (iii) acquisition and divestiture strategies; and

          (iv)  debt and equity financings.

          3. PERSONNEL. GTCR shall provide and devote to the performance of this Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required thereby.

          4.    PLACEMENT FEES.

          (a) At the time of any purchase of equity by the Investors and/or their Affiliates (as defined in the Unit Purchase Agreement) pursuant to SECTION 1B of the Unit Purchase Agreement, the Company shall pay to GTCR a placement fee in immediately available funds equal to one percent (1.0%) of the amount paid to the Parent in connection with such purchase.

          (b) At the time of any other equity or debt financing of the Parent, TSI Telecommunication Holdings, Inc., the Company or any of their respective subsidiaries prior to a Public Offering (as defined in the Parent's Limited Liability Company Agreement) (other than (i) the purchase of securities of the Parent by any executive pursuant to any Senior Management Agreement (as entered into from time to time between the Company and its executives) and (ii) any debt or equity financing provided by the seller or sellers of a target company or business in connection with the acquisition thereof), the Company shall pay to GTCR a placement fee in immediately available funds equal to one percent (1.0%) of the gross amount of such financing (including the committed amount of any revolving credit facility).

If any individual payment to GTCR pursuant to this SECTION 4 would be less than $10,000, then such payment shall be held by the Company until such time as the aggregate of such payments equals or exceeds $10,000.

          5. MANAGEMENT FEE. The Company shall pay to GTCR an annual management fee of $500,000. Such management fee shall be payable in equal monthly installments beginning March 1, 2002.

          6. EXPENSES. The Company shall promptly pay and/or reimburse GTCR and its Affiliates (which shall be deemed to include the Parent, the Company any of their respective subsidiaries) and their respective directors, officers and employees for all travel expenses, legal fees, consulting fees, accounting fees, other professional fees and all other out-of-pocket fees and expenses as have been or may be incurred in connection with the transactions contemplated by the Acquisition Agreement, in connection with any financing of the Parent, the Company or any of their respective subsidiaries, and in connection with the rendering of any other services hereunder (including, but not limited to, fees and expenses incurred in attending Company-related meetings).

          7. TERM. This Agreement will continue from the date hereof until the earlier to occur of a Public Offering (as defined in the Unit Purchase Agreement) and the Investors and their

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Affiliates ceasing to own at least 50% of the Investor Securities (as defined in the Unit Purchase Agreement). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

          8. LIABILITY. Neither GTCR nor any of its affiliates, partners, employees or agents shall be liable to the Parent, the Company or their subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of GTCR.

          9. INDEMNIFICATION. The Company agrees to indemnify and hold harmless GTCR, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

          10. GTCR AN INDEPENDENT CONTRACTOR. GTCR and the Company agree that GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor its directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

          11. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

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          IF TO GTCR:

                GTCR Golder Rauner, L.L.C.
                6100 Sears Tower
                Chicago, IL 60606-6402
                Attention:  David A. Donnini
                            Collin E. Roche
                Telephone: (312) 382-2200
                Facsimile: (312) 382-2201

                WITH A COPY TO:

                Kirkland & Ellis
                200 East Randolph Drive
                Chicago, IL  60601
                Attention:  Stephen L. Ritchie
                Telephone: (312) 861-2210
                Facsimile: (312) 861-2200

          IF TO THE COMPANY:

                TSI Merger Sub, Inc.
                201 North Franklin Street
                Tampa, Florida 33602
                Attention: G. Edward Evans
                Telephone: (813) 273-3000
                Facsimile: (813) 273-4953

                AND

                TSI Merger Sub, Inc.
                201 North Franklin Street
                Tampa, Florida 33602
                Attention: Rob Garcia
                Telephone: (813) 273-3000
                Facsimile: (813) 273-4953


                WITH COPIES TO:

                GTCR Golder Rauner, L.L.C.
                6100 Sears Tower
                Chicago, IL 60606-6402
                Attention: David A. Donnini
                           Collin E. Roche
                Telephone: (312) 382-2200

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                Facsimile: (312) 382-2201

                and

                Kirkland & Ellis
                200 East Randolph Drive
                Chicago, IL  60601
                Attention: Stephen L. Ritchie
                Telephone: (312) 861-2210
                Facsimile: (312) 861-2200

          12. ENTIRE AGREEMENT; MODIFICATION. This Agreement (a) contains the complete and entire understanding and agreement of GTCR and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of GTCR in connection with the subject matter hereof. The provisions of this Agreement may be amended, modified and waived only with the prior written consent of the Company and GTCR.

          13. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

          14. ASSIGNMENT. Neither GTCR nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other, except that GTCR may assign its rights and obligations to an affiliate of GTCR.

          15. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties. By virtue of the Merger (as defined in that certain Amended and Restated Agreement of Merger dated as of January 14, 2002 and effective as of December 7, 2001 among TSI Telecommunication Holdings, Inc., TSI Merger Sub, Inc., TSI Telecommunication Services Inc. ("TSI") and Verizon Information Services Inc.), TSI will become the successor to all of the rights, interests, duties and obligations of TSI Merger Sub, Inc., including, without limitation, those arising under this Agreement, and after the Merger, TSI shall be deemed to be a party to this Agreement and all references in this Agreement to the "Company" shall be deemed to be references to TSI.

          16. COUNTERPARTS This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of telecopied signature pages), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

          17. CHOICE OF LAW This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                    * * * * *

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          IN WITNESS WHEREOF, GTCR and the Company have caused this Professional
Services Agreement to be duly executed and delivered on the date and year first above written.

                                           GTCR GOLDER RAUNER, L.L.C.
                                           By:   /s/ David A. Donnini
                                           Name: David A. Donnini
                                           Its:  Principal

                                           TSI MERGER SUB, INC.
                                           By:   /s/ G. Edward Evans
                                           Name: G. Edward Evans
                                           Its:  Chief Executive Officer

          SIGNATURE PAGE 1 OF 1 TO TSI PROFESSIONAL SERVICES AGREEMENT